SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): July 25, 2006

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                               RGC RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

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      Virginia                   000-26591                    54-1909697
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


519 Kimball Ave., N.E.        Roanoke, Virginia                  24016
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: 540-777-4427


(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

|__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

                  On July 10, 2006, Diversified Energy Company d/b/a Highland Energy, a wholly owned subsidiary of RGC Resources, Inc. ("Resources" or "Company"), entered into an asset purchase and sale agreement for the sale of the assets relating to its energy marketing business to Atmos Energy Marketing, LLC ("Atmos"). On July 25, 2006, the sale of the assets was closed. The assets sold included the gas supply contracts between Highland Energy and its customers and related business records. The effective date of transfer under the gas supply contracts is set as the date from the first meter read performed for each of the end user customers on or after August 1, 2006. Prior to this transaction, Highland Energy purchased from Atmos a majority of the natural gas that Highland Energy resold to customers pursuant to these gas supply contracts.

                  Highland Energy and Resources agreed with Atmos for a period of three years ending July 1, 2009 to not sell any natural gas for consumption by an existing customer at any facility serviced under the assigned contracts with the exception of tariff gas sales by a public utility subsidiary or affiliate.

                  The purchase price for the assets sold by Highland Energy is valued at up to $414,270. The purchase price was a negotiated amount, as may be adjusted as described below, based on the value of the gas supply contracts and the customer relationships. Atmos paid Highland Energy the sum of $233,216 at closing. The remaining $181,054 will be paid by Atmos to Highland Energy on the first anniversary of the closing provided that all such customers with assigned contracts remain as customers of Atmos Energy as of the anniversary date. However, the remaining balance payable will be adjusted downward by a prescribed amount to the extent (i) a customer pursuant an assigned contract is no longer a customer on the anniversary date and such customer was not a customer for two of the preceding twelve months or (ii) any customer reduces their average natural gas consumption by more than 20 percent from current annualized levels.

                  As a result of the sale of the assets of Highland Energy, the Company recognized a loss of approximately $147,000 related to the unassigned basis (the transportation component of the gas purchase agreements) not acquired by Atmos. The loss reflects the difference in the original cost of such basis in excess of the current net realizable value that Highland Energy expects to receive for resale of the basis in current gas market conditions.

ITEM 9.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (d)      Exhibits

2.1 Asset Purchase and Sale Agreement by and between Diversified Energy Co. d/b/a Highland Energy and Atmos Energy Marketing, LLC dated July 10, 2006. (Certain schedules or similar attachments to this agreement have been omitted and Resources agrees to furnish the Securities and Exchange Commission supplementally a copy of any such omitted schedule or similar attachment upon request.)



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RGC RESOURCES, INC.



Date: July 27, 2006                 By: s/Howard T. Lyon

                                       Howard T. Lyon
                                       Vice-President, Treasurer and Controller
                                      (Principal Financial Officer)